Exhibit 99.1

    Technology Veteran Elected to Red Hat Board; Edward Kozel, Former Chief
         Technology Officer at Cisco, Joins Red Hat Board of Directors

     RALEIGH, N.C.--(BUSINESS WIRE)--Oct. 4, 2004--Red Hat, Inc. (Nasdaq:RHAT), the world's leading provider of open source solutions to the enterprise, today announced that Edward Kozel, Managing Director of International Finance Ltd. (IFLTD), has joined Red Hat's board of directors. Kozel possesses over 20 years experience in technology.
     An early employee at Cisco Systems, Mr. Kozel helped to grow the company into a multinational technology leader over 12 years, as its Chief Technology Officer, head of Business Development and an executive director. While Head of Business Development he was responsible for more than 22 technology acquisitions. Kozel began his career at Boeing and spent six years at SRI International, where he conducted early research into the architecture of the Internet. Most recently, he spent three years with the private venture firm Open Range LLC.
     "Red Hat's business is based on a networked society. Ed has been at the forefront of research and innovation in the telecommunications industry," said Matthew Szulik , CEO and Chairman of Red Hat. "His vision and intellect will add an important perspective as we continue to build the company."
     "Red Hat's impact on the computing industry is extremely unique as open source now reaches the mainstream markets" said Ed Kozel. "It's a very exciting time to join the board and I look forward to working with the team to shape the company's future."
     Kozel holds a B.S. in Electrical Engineering from the University of California. He currently holds positions on the boards of Reuters PLC, Yahoo! (Audit Committee chair), and Symbol Technologies. Kozel was previously on the boards of Cisco Systems and Tibco Software. The election of Edward Kozel to the Red Hat board was effective October 1, 2004.

     About Red Hat, Inc.

     Red Hat, the world's leading open source and Linux provider, is headquartered in Raleigh, NC with satellite offices spanning the globe. Red Hat is leading Linux and open source solutions into the mainstream by making high quality, low cost technology accessible. Red Hat provides operating system software along with middleware, applications and management solutions. Red Hat also offers support, training and consulting services to its customers worldwide and through top-tier partnerships. Red Hat's Open Source strategy offers customers a long term plan for building infrastructures that are based on and leverage open source technologies with focus on security and ease of management. Learn more: http://www.redhat.com.

     Forward-Looking Statements

     Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words "believes," "anticipates," "plans," "expects," "will," and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: the factors discussed in our most recent Quarterly Report on Form 10-Q filed with the SEC (a copy of which may be accessed through the SEC's website at http://www.sec.gov), reliance upon strategic relationships, management of growth, the possibility of undetected software errors, the risks of economic downturns generally, and in Red Hat's industry specifically, the risks associated with competition and competitive pricing pressures and the viability of the Internet. In addition, the forward-looking statements included in this press release represent the Company's views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company's views as of any date subsequent to the date of the press release.
     LINUX is a trademark of Linus Torvalds. RED HAT is a registered trademark of Red Hat, Inc.

     CONTACT: Red Hat, Inc.
              Leigh Day, 919-754-3700 ext. 44369
              lday@redhat.com